Investor Contact	Media Contact
Linda Ventresca	Michael Herley
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	michael-herley@kekst.com
(441) 405-2727	(212) 521-4897

AXIS CAPITAL REPORTS THIRD QUARTER OPERATING INCOME OF $201 MILLION

Company reports quarterly diluted operating income per common share of $1.63 and annualized operating return on average common equity of 15.2%

Pembroke, Bermuda, October 31, 2012 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the third quarter of 2012 of $223 million, or $1.82 per diluted common share, compared with $212 million, or $1.66 per diluted common share, for the third quarter of 2011. For the nine months ended September 30, 2012, AXIS Capital reported net income available to common shareholders of $514 million, or $4.11 per diluted common share. During the first nine months of 2011, we recognized a net loss to common shareholders of $71 million, or $0.58 per diluted common share. Our results for the first nine months of 2011 were adversely impacted by $775 million of net-after tax losses from numerous natural catastrophe and weather events.

Operating income1 for the third quarter of 2012 was $201 million, or $1.63 per diluted common share, compared with $95 million, or $0.74 per diluted common share, for the third quarter of 2011. For the nine months ended September 30, 2012, AXIS Capital reported operating income of $449 million, or $3.60 per diluted common share, compared with an operating loss of $221 million, or $1.82 per diluted common share, for the first nine months of 2011.

1 Operating income (loss) and operating return on average common equity are “non-GAAP financial measures” as defined in Regulation G. A reconciliation of operating income (loss) to net income (loss) available to common shareholders (the nearest GAAP financial measure) and the calculation of operating return on average common equity are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Highlights2

•	Gross premiums written increased 2% to $848 million;

•	Net premiums written decreased 3% to $651 million;

•	Net premiums earned increased 3% to $862 million;

•	Combined ratio of 85.3%, compared to 91.5% for the same period last year;

•	Notable catastrophe and weather-related losses in the quarter included:

•	Estimated pre-tax net losses (net of reinstatement premiums) of $40 million resulting from the impact of severe drought conditions on U.S. crops and $20 million for Hurricane Isaac; and

•	An aggregate $27 million reduction in our estimate of pre-tax net losses (net of reinstatement premiums) for first and second quarter 2012 U.S. weather events.

•	No material change in our aggregate estimate for losses related to 2011 and 2010 calendar year natural catastrophe events during 2012;

•
Net favorable prior year reserve development of $60 million, pre-tax, benefiting the combined ratio by 7.0 points, compared with $78 million in the prior year quarter, benefiting the combined ratio by 9.4 points;

•	Net investment income of $104 million, with our alternative investments driving a $54 million increase;

•	Total return on cash and investments of 2.1% (pre-tax), compared to (0.4%) for the same period last year;

•	Net cash flows from operations of $424 million;

•	Operating income of $201 million, representing an annualized operating return on average common equity of 15.2%;

•	Share repurchases in the quarter totaling $179 million; and

•	Diluted book value per common share of $43.57 at September 30, 2012, an increase of 7% during the quarter, 14% from December 31, 2011 and 18% over the last 12 months.

2 All comparisons are with the same period last year unless otherwise stated.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Commenting on the third quarter 2012 financial results, Albert Benchimol, President and CEO of AXIS said “AXIS delivered a strong third quarter, with an annualized operating return on average common equity of 15.2%, and 7.4% growth in diluted book value per share. This built upon the strong performance in earlier quarters to achieve a 17.6% increase in diluted book value per share over the last twelve months, reaching a new all-time high of $43.57 per share. We benefited in the quarter from the low level of catastrophe and large loss activity and the favorable impact of strong equity markets on our overall investment returns.  Generally, pricing conditions continued to improve across almost all of our lines of business, underwriting results across all of our units showed good fundamentals and shifts in our mix of business favored lines showing ongoing improvement.  We also continued to show good progress in a number of business initiatives we've been cultivating for some time.”
Separately, Mr. Benchimol added “Our thoughts and prayers go out to all who suffered the wrath of Superstorm Sandy. We stand ready to respond promptly and professionally to our clients' needs in the aftermath of this highly unusual weather event. It will be some time before the full scope of damage and overall impacts are fully realized. From what we know at this time, this is an earnings event that will not affect our progress.”
Segment Highlights

Insurance Segment

Our insurance segment reported gross premiums written of $530 million in the quarter, up 7% from the third quarter of 2011. Growth was driven by a number of lines of business, including liability, professional lines and accident & health. However, this was partially offset by a reduction in property business, driven by the non-renewal of certain catastrophe-exposed business written through managing general agents. Changes in certain of our reinsurance programs on renewal in the second quarter of 2012, as well as business mix changes, drove an increase in the third quarter ceded premium ratio; as a result, net premiums written were comparable to the third quarter of 2011. For the nine months ended September 30, 2012, gross premiums written were $1.7 billion, up 8% from same period of 2011, with growth emanating primarily from our professional lines, accident & health and liability lines of business. Net premiums written increased 5% year to date, with the second quarter reinsurance purchasing changes having a lesser impact. Net premiums earned increased 8% and 11%, respectively, for the third quarter and year to date; recent growth in our accident & health and property businesses were the primary driver of this increase, with professional lines also contributing to the nine-month growth.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Our insurance segment reported underwriting income of $76 million for the quarter, compared to $41 million for the third quarter of 2011. The current quarter’s underwriting result reflected a combined ratio of 81.1%, compared with 89.4% in the prior year quarter. The segment’s current accident year loss ratio decreased from 64.8% in the third quarter of 2011 to 54.6% this quarter, with the difference largely attributable to a reduction in the level of natural catastrophe-related losses. Third quarter 2011 results included aggregate pre-tax net losses of $38 million, or 10.1 points, for Hurricane Irene and Tropical Storm Lee. Comparatively, we recognized aggregate pre-tax net losses of $10 million for Hurricane Isaac and a $5 million reduction in our estimate for second quarter 2012 U.S. weather events during the third quarter of 2012; in aggregate, this contributed 1.2 points to the ratio. Net favorable prior year reserve development was $32 million, or 7.9 points, this quarter compared with $33 million, or 8.8 points, in the third quarter of 2011. For the nine months ended September 30, 2012, we recognized underwriting income of $112 million, compared with $13 million for the first nine months of 2011; the difference was largely attributable to a significantly lower level of natural catastrophe activity.

Reinsurance Segment

Our reinsurance segment reported gross premiums written of $318 million in the quarter, down 7% from the third quarter of 2011 and driven by our catastrophe and property lines of business. For the nine months ended September 30, 2012, gross premiums written were $1.7 billion, down 9% from the comparable period in 2011 largely as a result of the repositioning of our catastrophe reinsurance portfolio throughout the year.

Our reinsurance segment reported underwriting income of $79 million for the quarter, compared to $50 million for the third quarter of 2011. The segment’s combined ratio decreased from 89.5% in the third quarter of 2011 to 83.1% for the current quarter. This included a reduction in the current accident year loss ratio from 73.5% in the third quarter of 2011 to 61.6% this quarter, with the difference largely attributable to a significant decrease in the level of natural catastrophe-related losses. Third quarter 2011 results included aggregate pre-tax net losses (net of reinstatement premiums) of $50 million, or 10.8 points, related to Danish flooding, Hurricane Irene and first half 2011 catastrophe events. Comparatively, during the third quarter of 2012, we recognized aggregate pre-tax net losses (net of reinstatement premiums) of $40 million resulting from the impact of severe drought conditions on U.S. crops, $10 million for Hurricane Isaac and a combined $22 million reduction in our estimate for first and second quarter 2012 U.S. weather events; in aggregate, this contributed 6.1 points to the ratio. The remaining decrease in the third quarter current accident year loss ratio was driven by reduced exposure and loss experience related to aggregate property

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

reinsurance of regional insurance companies in the U.S. Net favorable prior period reserve development was $29 million, or 6.3 points, this quarter compared with $46 million, or 9.7 points, in the third quarter of 2011. For the nine months ended September 30, 2012, our reinsurance segment reported underwriting income of $226 million, compared with an underwriting loss of $355 million for the comparable period of 2011. The significant decrease in the level of natural catastrophe activity was the primary driver of this variance.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $104 million for the quarter represented a $54 million increase from the third quarter of 2011 and a $29 million increase from the second quarter of 2012, with the variances primarily driven by the market value of our alternative investments ("other investments"). These investments generated $34 million of income in the third quarter of 2012, compared to losses of $30 million and $2 million, respectively, in the third quarter of 2011 and the second quarter of 2012. Partially offsetting these improvements were reductions in income from our fixed maturity portfolio of $10 million, or 12%, in comparison to the prior year quarter and $4 million, or 6%, in comparison to the second quarter of 2012; these declines were primarily due to lower reinvestment yields, though partially offset by an increase in the average investment balance.

Net realized investment gains were $51 million, compared to $30 million in the prior quarter and $58 million in the prior year quarter.

Capitalization / Shareholders’ Equity

Our total capital at September 30, 2012 was $6.9 billion, including $1.0 billion of long-term debt and $503 million of preferred equity.

At September 30, 2012, diluted book value per common share on a treasury stock basis was $43.57, up $3.02 in the quarter, with growth driven by operating income, valuation improvements for our available-for-sale investment portfolio and, to a lesser extent, share repurchases.

During the quarter we repurchased 5.2 million common shares at an average price of $34.21 per share, for a total cost of $179 million. As of October 31, 2012, we had $236 million of remaining authorization for common share repurchases through December 31, 2012.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, November 1, 2012 at 10:00 AM (Eastern) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing (866) 843-0890 (U.S. callers) or (412) 317-9250 (international callers) approximately ten minutes in advance of the call and entering the code 3-8-0-3-5-1-8. A live, listen-only webcast of the call will also be available via the Investor Information section of the Company’s website at www.axiscapital.com. A replay of the teleconference will be available for three weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the code 1-0-0-1-8-9-8-4. The webcast will be archived in the Investor Information section of our website.

In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2012 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2012 of $5.9 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A” (“Excellent”) by A.M. Best. AXIS Capital and AXIS Specialty Finance LLC have been assigned senior unsecured debt ratings of A- (stable) by Standard & Poor’s and Baa1 (stable) by Moody’s Investors Service. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2012 (UNAUDITED) AND DECEMBER 31, 2011

	2012	2011

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,794,985	$10,940,100
Equity securities, available for sale, at fair value	650,168	677,560
Other investments, at fair value	838,641	699,320
Short-term investments, at fair value and amortized cost	91,814	149,909
Total investments	13,375,608	12,466,889
Cash and cash equivalents	799,585	981,849
Restricted cash and cash equivalents	69,859	100,989
Accrued interest receivable	95,654	98,346
Insurance and reinsurance premium balances receivable	1,712,025	1,413,839
Reinsurance recoverable on unpaid and paid losses	1,789,410	1,770,329
Deferred acquisition costs	460,661	407,527
Prepaid reinsurance premiums	293,684	238,623
Receivable for investments sold	7,375	3,006
Goodwill and intangible assets	98,165	99,590
Other assets	195,755	225,072
Total assets	$18,897,781	$17,806,059

Liabilities
Reserve for losses and loss expenses	$8,751,070	$8,425,045
Unearned premiums	2,770,889	2,454,462
Insurance and reinsurance balances payable	239,394	206,539
Senior notes	995,097	994,664
Other liabilities	180,040	129,329
Payable for investments purchased	105,023	151,941
Total liabilities	13,041,513	12,361,980

Shareholders' equity
Preferred shares - Series A, B, and C	502,843	500,000
Common shares	2,145	2,125
Additional paid-in capital	2,165,478	2,105,386
Accumulated other comprehensive income	373,199	128,162
Retained earnings	4,576,381	4,155,392
Treasury shares, at cost	(1,763,778)	(1,446,986)
Total shareholders' equity	5,856,268	5,444,079
Total liabilities and shareholders' equity	$18,897,781	$17,806,059

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three months ended		Nine months ended
	2012	2011	2012	2011

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$862,447	$839,992	$2,559,414	$2,468,207
Net investment income	103,638	49,396	294,110	260,068
Net realized investment gains	50,803	57,557	95,699	125,177
Other insurance related income	953	1,156	1,884	2,047
Total revenues	1,017,841	948,101	2,951,107	2,855,499

Expenses
Net losses and loss expenses	442,652	506,839	1,420,981	2,091,598
Acquisition costs	158,796	146,836	483,589	430,097
General and administrative expenses	134,611	114,537	419,595	349,162
Foreign exchange losses (gains)	23,927	(60,830)	8,212	(27,254)
Interest expense and financing costs	15,558	15,677	46,365	46,982
Total expenses	775,544	723,059	2,378,742	2,890,585

Income (loss) before income taxes	242,297	225,042	572,365	(35,086)
Income tax expense	10,149	3,765	15,314	7,892
Net income (loss)	232,148	221,277	557,051	(42,978)
Preferred shares dividends	8,741	9,219	29,487	27,656
Loss on repurchase of preferred shares	—	—	14,009	—
Net income (loss) available to common shareholders	$223,407	$212,058	$513,555	$(70,634)

Per share data
Net income (loss) per common share:
Basic net income (loss)	$1.84	$1.68	$4.16	$(0.58)
Diluted net income (loss)	$1.82	$1.66	$4.11	$(0.58)
Weighted average number of common shares outstanding - basic	121,127	125,971	123,568	121,197
Weighted average number of common shares outstanding - diluted	122,952	128,002	124,858	121,197
Cash dividends declared per common share	$0.24	$0.23	$0.72	$0.69

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012			2011
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$529,678	$318,008	$847,686	$493,460	$341,596	$835,056
Net premiums written	332,591	318,008	650,599	331,857	341,596	673,453
Net premiums earned	398,338	464,109	862,447	370,520	469,472	839,992
Other insurance related income	953	—	953	1,156	—	1,156
Net losses and loss expenses	(185,845)	(256,807)	(442,652)	(207,403)	(299,436)	(506,839)
Acquisition costs	(59,026)	(99,770)	(158,796)	(51,753)	(95,083)	(146,836)
Underwriting-related general and
administrative expenses(3)	(78,029)	(28,924)	(106,953)	(72,005)	(25,439)	(97,444)
Underwriting income(3)	$76,391	$78,608	154,999	$40,515	$49,514	$90,029

Corporate expenses			(27,658)			(17,093)
Net investment income			103,638			49,396
Net realized investment gains			50,803			57,557
Foreign exchange (losses) gains			(23,927)			60,830
Interest expense and financing costs			(15,558)			(15,677)
Income before income taxes			$242,297			$225,042

Net loss and loss expense ratio	46.7%	55.3%	51.3%	56.0%	63.8%	60.3%
Acquisition cost ratio	14.8%	21.5%	18.4%	14.0%	20.3%	17.5%
General and administrative
expense ratio	19.6%	6.3%	15.6%	19.4%	5.4%	13.7%
Combined ratio	81.1%	83.1%	85.3%	89.4%	89.5%	91.5%

3Underwriting-related general and administrative expenses and consolidated underwriting income (loss) are "non-GAAP financial measures", as defined in SEC Regulation G. Reconciliations of these amounts to the nearest GAAP financial measures (total general and administrative expenses and income (loss) before taxes, respectively) are provided in this release, as are discussions of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012			2011
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,729,365	$1,657,864	$3,387,229	$1,600,548	$1,829,101	$3,429,649
Net premiums written	1,176,443	1,642,917	2,819,360	1,116,222	1,808,150	2,924,372
Net premiums earned	1,175,173	1,384,241	2,559,414	1,058,042	1,410,165	2,468,207
Other insurance related income	1,884	—	1,884	2,047	—	2,047
Net losses and loss expenses	(653,471)	(767,510)	(1,420,981)	(692,255)	(1,399,343)	(2,091,598)
Acquisition costs	(178,834)	(304,755)	(483,589)	(145,075)	(285,022)	(430,097)
Underwriting-related general and
administrative expenses	(233,243)	(86,057)	(319,300)	(209,960)	(80,900)	(290,860)
Underwriting income (loss)	$111,509	$225,919	337,428	$12,799	$(355,100)	$(342,301)

Corporate expenses			(100,295)			(58,302)
Net investment income			294,110			260,068
Net realized investment gains			95,699			125,177
Foreign exchange (losses) gains			(8,212)			27,254
Interest expense and financing costs			(46,365)			(46,982)
Income (loss) before income taxes			$572,365			$(35,086)

Net loss and loss expense ratio	55.6%	55.4%	55.5%	65.4%	99.2%	84.7%
Acquisition cost ratio	15.2%	22.0%	18.9%	13.7%	20.2%	17.4%
General and administrative
expense ratio	19.9%	6.3%	16.4%	19.9%	5.8%	14.2%
Combined ratio	90.7%	83.7%	90.8%	99.0%	125.2%	116.3%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION (UNAUDITED)
OPERATING INCOME, OPERATING RETURN ON AVERAGE COMMON EQUITY
AND UNDERWRITING-RELATED GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three months ended		Nine months ended
	2012	2011	2012	2011

	(in thousands, except per share amounts)

Net income (loss) available to common shareholders	$223,407	$212,058	$513,555	$(70,634)
Net realized investment gains, net of tax(1)	(46,241)	(56,610)	(86,305)	(123,334)
Foreign exchange losses (gains), net of tax(2)	23,474	(60,721)	7,948	(27,112)
Loss on repurchase of preferred shares, net of tax(3)	—	—	14,009	—
Operating income (loss)	$200,640	$94,727	$449,207	$(221,080)

Earnings (loss) per common share - diluted	$1.82	$1.66	$4.11	$(0.58)
Net realized investment gains, net of tax	(0.38)	(0.44)	(0.69)	(1.02)
Foreign exchange losses (gains), net of tax	0.19	(0.48)	0.07	(0.22)
Loss on repurchase of preferred shares, net of tax	—	—	0.11	—
Operating income (loss) per common share - diluted	$1.63	$0.74	$3.60	$(1.82)

Weighted average common shares and common share
equivalents - diluted	122,952	128,002	124,858	121,197

Average common shareholders' equity	$5,274,211	$4,845,022	$5,148,752	$4,991,038

Annualized return on average common equity	16.9%	17.5%	13.3%	(1.9%)

Annualized operating return on average common equity	15.2%	7.8%	11.6%	(5.9%)

(1)
Tax cost of $4,562 and $947 for the three months ended September 30, 2012 and 2011, respectively, and $9,394 and $1,843 for the nine months ended September 30, 2012 and 2011, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

(2)
Tax benefit (cost) of $453 and ($109) for the three months ended September 30, 2012 and 2011, respectively, and $264 and ($142) for the nine months ended September 30, 2012 and 2011, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

(3)	Tax impact is nil.

In addition to underwriting-related general and administrative expenses, our total general and administrative expenses of $134,611 and $114,537 for the three months ended September 30, 2012 and 2011, respectively, and $419,595 and $349,162 for the nine months ended September 30, 2012 and 2011, respectively, include corporate expenses.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence and magnitude of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) general economic, capital, and credit market conditions, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims, coverage and regulatory issues, (6) the failure of our cedants to adequately evaluate risks, (7) inability to obtain additional capital on favorable terms, or at all, (8) the loss of one or more key executives, (9) a decline in our ratings with rating agencies, (10) the loss of business provided to us by our major brokers, (11) changes in accounting policies or practices, (12) the use of industry catastrophe models and changes to these models, (13) changes in governmental regulations, (14) increased competition, (15) changes in the political environment of certain countries in which we operate or underwrite business, (16) fluctuations in interest rates, credit spreads, equity prices and/or currency values, and (17) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

In this release, we present operating income (loss), consolidated underwriting income (loss) and underwriting-related general and administrative expenses, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income (loss) represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange losses (gains) and losses on the repurchase of preferred shares. We also present diluted operating earnings (loss) per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income (loss) measure. Reconciliations of operating income (loss), diluted operating earnings (loss) per share and operating ROACE to the nearest GAAP financial measures (based on net income (loss) available to common shareholders) are included above.

Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income (loss) to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Segmental Data' section of this release. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Segmental Data' section of this release.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income (loss)” (in total and on a per share basis), “annualized operating return on average common equity” (which is based on the “operating income (loss)” measure) and "consolidated underwriting income (loss)", which incorporates "underwriting-related general and administrative expenses".

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Operating Income (Loss)

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income and foreign exchange losses (gains) realized upon the sale of these investments in net realized investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange losses (gains) reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Operations foreign exchange losses (gains) in isolation are not a fair representation of the performance of our business.

Losses on repurchase of preferred shares arise from capital transactions and, therefore, are not reflective of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange losses (gains) and losses on repurchase of preferred shares to understand the profitability of recurring sources of income.

We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange losses (gains) and losses on repurchase of preferred shares reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income (loss) for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange losses (gains) in our Consolidated Statement of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com